Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 2, 2013, in the Registration Statement (Form S-1) and related Prospectus of Relypsa, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

September 27, 2013